For period ending  October 31, 2000
Exhibit 77Q 1
File Number 811-6292


PaineWebber Global Equity Fund


INTERIM SUB-ADVISORY CONTRACT
	Agreement made as of October 10,
2000
(Contract) between MITCHELL HUTCHINS
ASSET MANAGEMENT INC., a Delaware
corporation (Mitchell Hutchins), and
	MARTIN
CURRIE INC., a New York corporation (Sub-
Adviser).
	RECITALS
	(1)	Mitchell Hutchins has entered
into an
Interim Investment Management and
Administration
Agreement, dated October 10, 2000
(Management
Agreement), with PaineWebber Investment
Trust
(Trust), an open-end management
investment
company registered under the Investment
Company
Act of 1940, as amended (1940 Act), with
respect to
the series of the Trust designated as
PaineWebber
Global Equity Fund (Series);
	(2)	Mitchell Hutchins wishes to
retain the
Sub-Adviser to furnish certain investment
advisory
and administrative services to Mitchell
Hutchins and
the Series; and
	(3)	The Sub-Adviser is willing to
furnish
such services;
	NOW, THEREFORE, in consideration of
the
premises and mutual covenants herein
contained,
Mitchell Hutchins and the Sub-Adviser
agree as
follows:
	1.	Appointment.  Mitchell
Hutchins
hereby appoints the Sub-Adviser as an
investment
sub-adviser with respect to the Series
for the period
and on the terms set forth in this
Contract.  The Sub-
Adviser accepts that appointment and
agrees to
render the services herein set forth, for
the
compensation herein provided.
	2.	Duties as Sub-Adviser.
	(a)	Subject to the supervision
and
direction of the Trusts Board of Trustees
(Board) and
review by Mitchell Hutchins, and any
written
guidelines adopted by the Board or
Mitchell
Hutchins, the Sub-Adviser will provide a
continuous
investment program for all or a
designated portion of
the assets (Segment) of the Series,
including
investment research and discretionary
management
with respect to all securities and
investments and cash
equivalents in the Series or Segment.
The Sub-
Adviser will determine from time to time
what
investments will be purchased, retained
or sold by the
Series or Segment.  The Sub-Adviser will
be
responsible for placing purchase and sell
orders for
investments and for other related
transactions for the
Series or Segment.  The Sub-Adviser will
be
responsible for voting proxies of issuers
of
securities held by the Series or Segment.
The Sub-
Adviser will provide services under this
Contract in
accordance with the Series investment
objective,
policies and restrictions as stated in
the Trusts
currently effective registration
statement under the
1940 Act, and any amendments or
supplements
thereto (Registration Statement).
	(b)	The Sub-Adviser agrees that,
in
placing orders with brokers, it will
obtain the best net
result in terms of price and execution;
provided that,
on behalf of the Series or Segment, the
Sub-Adviser
may, in its discretion, use brokers that
provide the
Sub-Adviser with research, analysis,
advice and
similar services to execute portfolio
transactions on
behalf of the Series or Segment, and the
Sub-Adviser
may pay to those brokers in return for
brokerage and
research services a higher commission
than may be
charged by other brokers, subject to the
Sub-
Advisers determining in good faith that
such
commission is reasonable in terms either
of the
particular transaction or of the overall
responsibility
of the Sub-Adviser to the Series or
Segment and its
other clients and that the total
commissions paid by
the Series or Segment will be reasonable
in relation to
the benefits to the Series or Segment ver
the long
term.  In no instance will portfolio
securities be
purchased from or sold to Mitchell
Hutchins or the
Sub-Adviser, or any affiliated person
thereof, except
in accordance with the federal securities
laws and the
rules and regulations thereunder.  The
Sub-Adviser
may aggregate sales and purchase orders
with respect
to the assets of the Series or Segment
with similar
orders being made simultaneously for
other accounts
advised by the Sub-Adviser or its
affiliates.
Whenever the Sub-Adviser simultaneously
places
orders to purchase or sell the same
security on behalf
of the Series or Segment and one or more
other
accounts advised by the Sub-Adviser, the
orders will
be allocated as to price and amount among
all such
accounts in a manner believed by the Sub-
Adviser to
be equitable over time to each account.
Mitchell
Hutchins recognizes that in some cases
this procedure
may adversely affect the results obtained
for the
Series or Segment.
	(c)	The Sub-Adviser will maintain
all
books and records required to be
maintained pursuant
to the 1940 Act and the rules and
regulations
promulgated thereunder with respect to
transactions
by the Sub-Adviser on behalf of the
Series or
Segment, and will furnish the Board and
Mitchell
Hutchins with such periodic and special
reports as the
Board or Mitchell Hutchins reasonably may
request.
In compliance with the requirements of
Rule 31a-3
under the 1940 Act, the Sub-Adviser
hereby agrees
that all records that it maintains for
the Series are the
property of the Trust, agrees to preserve
for the
periods prescribed by Rule 31a-2 under
the 1940 Act
any records that it maintains for the
Series and that
are required to be maintained by Rule
31a-1 under the
1940 Act, and further agrees to surrender
promptly to
the Trust any records that it maintains
for the Series
upon request by the Trust.
	(d)	At such times as shall be
reasonably
requested by the Board or Mitchell
Hutchins, the
Sub-Adviser will provide the Board and
Mitchell
Hutchins with economic and investment
analyses and
reports as well as quarterly reports
setting forth the
performance of the Series or Segment and
make
available to the Board and Mitchell
Hutchins any
economic, statistical and investment
services that the
Sub-Adviser normally makes generally
available to
its institutional or other customers.
	(e)	In accordance with procedures
adopted by the Board, as amended from
time to time,
the Sub-Adviser is responsible for
assisting in the fair
valuation of all portfolio securities in
the Series or
Segment and will use its reasonable
efforts to arrange
for the provision of a price from one or
more parties
independent of the Sub-Adviser for each
portfolio
security for which the custodian does not
obtain
prices in the ordinary course of business
from an
automated pricing service.
	3.	Further Duties.  In all
matters relating
to the performance of this Contract, the
Sub-Adviser
will seek to act in conformity with the
Trusts Trust
Instrument, By-Laws and Registration
Statement and
with the written instructions and written
directions of
the Board and Mitchell Hutchins; and will
comply
with the requirements of the 1940 Act and
the
Investment Advisers Act of 1940, as
amended
(Advisers Act) and the rules under each,
Subchapter
M of the Internal Revenue Code of 1986,
as amended
(the Code), as applicable to regulated
investment
companies, and all other federal and
state laws and
regulations applicable to the Trust and
the Series.
Mitchell Hutchins agrees to provide to
the Sub-
Adviser copies of the Trusts Trust
Instrument, By-
Laws, Registration Statement, written
instructions
and directions of the Board and Mitchell
Hutchins,
and any order issued by the Securities
and Exchange
Commission or other regulatory authority
applicable
to the Trust, the Series or Mitchell
Hutchins and any
amendments or supplements to any of these
materials
as soon as practicable after such
materials become
available; and further agrees to identify
to the Sub-
Adviser in writing any broker-dealers
that are
affiliated with Mitchell Hutchins (other
than
PaineWebber Incorporated and Mitchell
Hutchins
itself).  The Sub-Advisers duty, if any,
under this
Contract to act in conformity with any
document,
instruction, direction or guideline
produced by the
Trust or Mitchell Hutchins shall not
arise until it has
been delivered to the Sub-Adviser; and
any changes
to any of the foregoing will make due
allowance for
the time within which the Sub-Adviser
shall have to
come into compliance.
	4.	Expenses.  During the term of
this
Contract, the Sub-Adviser will bear all
expenses
incurred by it in connection with its
services under
this Contract.  The Sub-Adviser shall not
be
responsible for any expenses incurred by
the Trust,
the Series or Mitchell Hutchins.
	5.	Compensation.
(a)	For the services provided and the
expenses assumed by the Sub-Adviser
pursuant to
this Contract, Mitchell Hutchins, not the
Series, will
pay to the Sub-Adviser a sub-advisory
fee,
computed daily and paid monthly, at an
annual rate
of 0.35% of the average daily net assets
up to and
including $150 million, 0.30% of the
average daily
net assets above $150 million up to and
including
$250 million, 0.25% of the average daily
net assets
above $250 million up to and including
$350
million, and 0.20% of the average daily
net assets
above $350 million of the Series or
Segment
(computed in the manner specified in the
Management Agreement), and will provide
the Sub-
Adviser with a schedule showing the
manner in
which the fee was computed.  If the Sub-
Adviser is
managing a Segment, its fees will be
based on the
value of assets of the Series within the
Sub-
Advisers Segment.   For purposes of
computing
this fee, (1) the average daily net
assets of the Series
or Segment that are allocated to the
management of
the Sub-Adviser are added to the average
daily net
assets of PACE International Equity
Investments
(which is also sub-advised by the Sub-
Adviser), (2)
the fee is applied to the aggregate daily
net assets,
and (3) the effective fee rate for these
aggregate
daily net assets is applied to the assets
of the Series
or Segment and the resulting amount is
the amount
payable by Mitchell Hutchins to the Sub-
Adviser
under this Contract.
(b)	The fee shall be accrued daily and
payable monthly to the Sub-Adviser on or
before the
last business day of the next succeeding
calendar
month.
	(c)	If this Contract becomes
effective or
terminates before the end of any month,
the fee for
the period from the effective date to the
end of the
month or from the beginning of such month
to the
date of termination, as the case may be,
shall be pro-
rated according to the proportion that
such period
bears to the full month in which such
effectiveness or
termination occurs.
	(d)	For those periods in which
Mitchell
Hutchins has agreed to waive all or a
portion of its
management fee, Mitchell Hutchins may ask
the Sub-
Adviser to waive the same proportion of
its fees
payable hereunder, but the Sub-Adviser is
under no
obligation to do so.
	6.	Limitation of Liability.
	(a)	Neither the Sub-Adviser nor
any of its
officers, directors, employees or agents
shall be liable
for any error of judgment or mistake of
law or for any
loss suffered by the Series, the Trust,
its shareholders
or by Mitchell Hutchins in connection
with the
matters to which this Contract relates,
except a loss
resulting from willful misfeasance, bad
faith or gross
negligence on the Sub-Advisers part in
the
performance of its duties or from
reckless disregard
by it of its obligations and duties under
this Contract.
	(b)	In no event will the Sub-
Adviser have
any responsibilities for any other series
of the Trust,
for any portion of the Series investments
not managed
by the Sub-Adviser or for the acts or
omissions of any
other adviser or sub-adviser to the Trust
or Series.
		In particular, in the event
the Sub-
Adviser shall manage only a portion of
the Series
investments, the Sub-Adviser shall have
no
responsibility for the Series being in
violation of any
applicable law or regulation or
investment policy or
restriction or instruction or direction
applicable to the
Series as a whole or for the Series
failing to qualify
as a regulated investment company under
the Code, if
the securities and other holdings of the
Segment
managed by the Sub-Adviser are such that
(i) such
Segment would not be in such violation or
fail to so
qualify if such segment were deemed a
separate series
of the Trust or a separate regulated
investment
company under the Code, or (ii)
subsection (i) above
is inapplicable as a result of or
pursuant to authority
or permission contained in written
instructions or
directions produced by the Trust or
Mitchell
Hutchins, including, without limitation,
written
instructions or directions that
contemplate that the
Series as a whole would not be in such
violation or
fail to so qualify by virtue of the
aggregation of the
Segment with one or more other portions
of the
Series.
		Nothing in this section shall
be
deemed a limitation or waiver of any
obligation or
duty that may not by law be limited or
waived.
	7.	Representations of Sub-
Adviser.  The
Sub-Adviser represents, warrants and
agrees as
follows:
	(a)	The Sub-Adviser (i) is
registered as an
investment adviser under the Advisers Act
and will
continue to be so registered for so long
as this
Contract remains in effect; (ii) is not
prohibited by the
1940 Act or the Advisers Act from
performing the
services contemplated by this Contract;
(iii) has met
and will seek to continue to meet for so
long as this
Contract remains in effect, any other
applicable
federal or state requirements, or the
applicable
requirements of any regulatory or
industry self-
regulatory agency necessary to be met in
order to
perform the services contemplated by this
Contract;
(iv) has the authority to enter into and
perform the
services contemplated by this Contract;
and (v) will
promptly notify Mitchell Hutchins of the
occurrence
of any event that would disqualify the
Sub-Adviser
from serving as an investment adviser of
an
investment company pursuant to Section
9(a) of the
1940 Act or otherwise.
	(b)	The Sub-Adviser has adopted a
written code of ethics and appropriate
procedures
complying with the requirements of Rule
17j-1 under
the 1940 Act and will provide Mitchell
Hutchins and
the Board with a copy of such code of
ethics, together
with evidence of its adoption.  Within
fifteen days of
the end of the last calendar quarter of
each year that
this Contract is in effect, the president
or a vice
president or the general counsel of the
Sub-Adviser
shall certify to Mitchell Hutchins that
the Sub-
Adviser has complied with the
requirements of Rule
17j-1 during the previous year and that
there has been
no material violation of the Sub-Advisers
code of
ethics or, if such a violation has
occurred, that
appropriate action was taken in response
to such
violation.  Upon the written request of
Mitchell
Hutchins, the Sub-Adviser shall permit
Mitchell
Hutchins, its employees or its agents to
examine the
reports required to be made by the Sub-
Adviser
pursuant to Rule 17j-1 and all other
records relevant
to the Sub-Advisers code of ethics.
	(c)	The Sub-Adviser has provided
Mitchell Hutchins with a copy of its Form
ADV, as
most recently filed with the Securities
and Exchange
Commission (SEC) and promptly will
furnish a copy
of all amendments to Mitchell Hutchins at
least
annually.
	(d)	The Sub-Adviser will notify
Mitchell
Hutchins of any change of control of the
Sub-
Adviser, including any change of its
general partners
or 25% shareholders or 25% limited
partners, as
applicable, and any changes in the key
personnel who
are either the portfolio manager(s) of
the Series or
senior management of the Sub-Adviser, in
each case
prior to, or promptly after, such change.
	8.  	Representations of Mitchell
Hutchins.  Mitchell Hutchins represents,
warrants
agrees as follows:
(a)	Mitchell Hutchins (i) has the
authority
to act on behalf of the Series and the
Trust and (ii)
has the authority to enter into and to
perform the
obligations contemplated by this
Contract.
	(b)	Mitchell Hutchins has
received a
copy of the Sub-Adviser's Form ADV, as
most
recently filed with the SEC, not less
than 48 hours
prior to its execution of this Contract.
	9.	Services Not Exclusive.  The
services
furnished by the Sub-Adviser hereunder
are not to be
deemed exclusive and the Sub-Adviser
shall be free
to furnish similar services to others so
long as its
services under this Contract are not
materially
impaired thereby or unless otherwise
agreed to by the
parties hereunder in writing.  Nothing in
this Contract
shall limit or restrict the right of any
trustee, director,
officer or employee of the Sub-Adviser,
who may
also be a Trustee, officer or employee of
the Trust, to
engage in any other business or to devote
his or her
time and attention in part to the
management or other
aspects of any other business, whether of
a similar
nature or a dissimilar nature.
	10.	Duration and Termination.
(a)	This Contract shall become
effective
upon the day and year first written
above, provided
that this Contract has been approved for
the Series
by a vote of a majority of those Trustees
of the
Trust who are not parties to this
Contract or
interested persons of any such party
(Independent
Trustees) cast at a meeting called for
the purpose of
voting on such approval and in which the
Trustees
may participate by any means of
communication
that allows all Trustees participating to
hear each
other simultaneously during the meeting.
(b)	Unless sooner terminated as
provided herein, this Contract shall
continue in
effect for a period of 150 days after the
day and
year first above written.
	(c)	Notwithstanding the
foregoing, with
respect to the Series, this Contract may
be
terminated at any time, without the
payment of any
penalty, by vote of the Board or by a
vote of a
majority of the outstanding voting
securities of the
Series on ten days written notice to the
Sub-Adviser
and may be terminated by the Sub-Adviser
at any
time, without the payment of any penalty,
on sixty
days written notice to Mitchell
Hutchins.  The
Contract may also be terminated, without
payment
of penalty, by Mitchell Hutchins (i) upon
material
breach by the Sub-Adviser of any of the
representations and warranties set forth
in
Paragraph 7 of this Contract if such
breach shall not
have been cured within a 20 day period
after notice of
such breach; or (ii) immediately if, in
the reasonable
judgment of Mitchell Hutchins, the Sub-
Adviser
becomes unable to discharge its duties
and
obligations under this Contract,
including
circumstances such as the financial
insolvency of
the Sub-Adviser or other circumstances
that could
adversely affect the Series. The Sub-
Adviser may
terminate this Contract at any time,
without the
payment of any penalty, (i) upon material
breach by
Mitchell Hutchins of any of the
representations,
warranties and agreements set forth in
Paragraph 8 of
this Contract, if such breach shall not
have been cured
within a 20 day period after notice of
such breach; or
(ii) immediately if, in the reasonable
judgement of the
Sub-Adviser, Mitchell Hutchins becomes
unable to
discharge its duties and obligations
under this
Contract, including circumstances such as
the
financial insolvency of Mitchell
Hutchins.  This
Contract will terminate automatically in
the event of
its assignment or upon termination of the
Management Agreement, as it relates to
this Series.
	11.	Amendment of this Contract.
No
provision of this Contract may be
changed, waived,
discharged or terminated orally, but only
by an
instrument in writing signed by the party
against
whom enforcement of the change, waiver,
discharge
or termination is sought.  No amendment
of this
Contract as to the Series shall be
effective until
approved by vote of the Independent
Trustees or a
majority of the Series outstanding voting
securities.
	12.	Governing Law.  This Contract
shall
be construed in accordance with the 1940
Act and the
laws of the State of New York, without
giving effect
to the conflicts of laws principles
thereof. To the
extent that the applicable laws of the
State of New
York conflict with the applicable
provisions of the
1940 Act, the latter shall control.
	13.	Miscellaneous.  The captions
in this
Contract are included for convenience of
reference
only and in no way define or delimit any
of the
provisions hereof or otherwise affect
their
construction or effect.  If any provision
of this
Contract shall be held or made invalid by
a court
decision, statute, rule or otherwise, the
remainder of
this Contract shall not be affected
thereby.  This
Contract shall be binding upon and shall
inure to the
benefit of the parties hereto and their
respective
successors.  As used in this Contract,
the terms
majority of the outstanding voting
securities,
affiliated person, interested person,
assignment,
broker, investment adviser, net assets,
sale, sell and
security shall have the same meaning as
such terms
have in the 1940 Act, subject to such
exemption as
may be granted by the SEC by any rule,
regulation or
order.  Where the effect of a requirement
of the
federal securities laws reflected in any
provision of
this Contract is made less restrictive by
a rule,
regulation or order of the SEC, whether
of special or
general application, such provision shall
be deemed
to incorporate the effect of such rule,
regulation or
order.  This Contract may be signed in
counterpart.
	14.	Notices.  Any notice herein
required is
to be in writing and is deemed to have
been given to
the Sub-Adviser or Mitchell Hutchins upon receipt of the same at their respective addresses set forth below.
All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. ODonnell, Deputy General
Counsel.  All notices provided to the
Sub-Adviser
will be sent to the attention of James
Skinner,
Director-Client Services.

IN WITNESS WHEREOF, the parties hereto
have
caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.




Attest:

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York  10019-6114
By:	/s/ Keith A. Weller

	Name:  Keith A. Weller
	Title:  First Vice President
By:		/s/ Dianne E. ODonnell
	Name:  Dianne E. ODonnell
	Title:  Deputy General Counsel





Attest:

MARTIN CURRIE INC.
Saltire Court
10 Castle Terrace
Edinburgh, Scotland EHI 2ES
By:		/s/  J.MC. Livingston
	Name: J.M.C. Livingston
	Title:   General Counsel
By:		/s/  James Skinner

	Name: C.J.M. Skinner
	Title:    Director Client
Services





12

DC - 407647.3